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                                                                    EXHIBIT 10.2

                              STARBUCKS CORPORATION
                   AMENDED AND RESTATED 1989 STOCK OPTION PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS

               As Amended and Restated Effective November 20, 2003

      1.    Purpose.

      The purpose of the Starbucks Corporation Amended and Restated 1989 Stock Option Plan for Non-Employee directors (the "Plan") is to attract and retain the services of experienced and knowledgeable independent directors of Starbucks Corporation (the "Corporation") for the benefit of the Corporation and its shareholders and to provide an additional incentive for such directors to work for the best interest of the Corporation and its shareholders through continuing ownership of its common stock.

      2.    Shares Subject to the Plan.

      The total number of shares of common stock, $0.001 par value per share, of the Corporation (the "Shares"), for which options may be granted under the Plan shall not exceed 5,700,000 in the aggregate, subject to adjustment hereafter in accordance with Section 13 hereof. Within the foregoing limitations, Shares subject to options granted pursuant to the Plan shall become available for the grant of additional options if the options originally granted lapse or otherwise terminate. Five million seven hundred thousand (5,700,000) of the Corporation's authorized but unissued shares are reserved for issuance pursuant to options granted under the Plan, subject to adjustment hereafter in accordance with
Section 13 hereof.

      3.    Administration of Plan.

      The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board shall have the power to interpret and construe the Plan, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

      4.    Eligibility.

      Each director of the Corporation who is not, and has not during the immediately preceding 12-month period been, an employee of the Corporation or any parent or subsidiary of the Corporation (a "Participant") shall automatically participate in the Plan.


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      5.    Option Grants.

            a. Each Participant who is elected to the Board for the first time shall automatically be granted non-qualified stock options to purchase 30,000 Shares pursuant to the Plan (the "Initial Option Grant"), with such Initial Option Grant to be documented as soon thereafter as administratively feasible. For any individual appointed to the Board after January 1, 2003, but prior to May 6, 2003, such Participant's Initial Option Grant shall occur automatically upon the adoption of this Amended Plan.

            b. Each Participant who (i) is serving as a director of the Corporation on the first day of the Corporation's fiscal year (beginning September 29, 2003), and (ii) who elects to convert all or a portion of either
(A) any deferred stock unit contribution made by the Corporation to the Starbucks Directors Deferred Compensation Plan, or (B) the director's cash retainer to be paid for services rendered in the future, shall, on the date the Board (or a committee appointed by the Board) grants annual stock options to the Corporation's executives, be granted non-qualified stock options to purchase the number of Shares determined pursuant to the Plan using the conversion formula specified in (d) (the "Annual Option Grant").

            c. Each Participant who is (i) serving as a director of the Corporation on March 24, 2003, (ii) served at least one complete term as a director prior to March 24, 2003, and (iii) who elects to convert all or a portion of either (A) any deferred stock unit contribution made by the Corporation to the Starbucks Directors Deferred Compensation Plan, or (B) the director's cash retainer to be paid for services rendered in the future, shall, on such date in 2003 as this Amendment is approved (or as soon thereafter as administratively feasible) receive a one-time grant of non-qualified stock options to purchase the number of Shares determined pursuant to the Plan using the conversion formula specified in (d) (the "Transition Option Grant").

            d. Shares to be granted under paragraphs (b) and (c) above shall be determined by (i) dividing the forgone cash retainer by the Option Exercise Price under Section 7, (ii) adding that result to the number of forgone stock units elected to be converted to options (under (b)(ii)(A) or (c)(iii)(A)), and
(iii) multiplying by three (3) to determine the number of Shares to be granted in either the Annual or Transition Option Grant.

            e. In no event, however, shall the combined number of options granted to a director in any one year exceed 50,000 under (a), (b) and (c) above.

      6.    Option Agreement.

      Each grant of options under the Plan shall be evidenced by an option grant agreement (the "Agreement") duly executed on behalf of the Corporation and by the Participant to whom such options are granted, which Agreements may but need not be identical and which shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board.


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      7.    Option Exercise Price.

      The option exercise price for an option granted under the Plan shall be the fair market value of a Share on the grant date. For purposes hereof, the fair market value of a Share shall be the price per Share on the National Market tier of The Nasdaq Stock Market, Inc. at the close of regular trading. The Board may designate a different time or method of determining the fair market value if appropriate because of changes in the hours and methods of trading on The Nasdaq Stock Market, Inc. If the Shares cease to be listed on The Nasdaq Stock Market, Inc., the Board shall designate an alternative exchange, stock market or method of determining the fair market value of a Share.

      8.    Vesting of Options.

      Unless otherwise approved by action of the Board and reflected in the Agreement, or unless the option otherwise expires earlier under Section 9, Option Grants shall vest as follows:

            a. Each Initial Option Grant, as referenced in Section 5a, shall vest and become exercisable annually in three installments, each equal to one third of the Initial Option Grant, commencing on the first anniversary date of grant, and the succeeding two anniversary dates thereafter.

            b. Each Annual Option Grant, as referenced in Section 5b, shall vest and become exercisable in its entirety in one annual installment on the first anniversary of the date of grant.

            c. Each Transition Option Grant, as referenced in Section 5c, shall vest and become exercisable in its entirety in one annual installment on the first anniversary of the date of grant.

            d. All unvested options granted on or after November 20, 2003 shall vest as of the date of the Participant's death or retirement as a director of the Corporation. For purposes of this Section 8(d), "retirement" shall be deemed to have occurred with respect to any Participant who has attained the age of 55 years, has served on the Board for at least six years and has ceased to be a Board member pursuant to election by the shareholders or by voluntary resignation with the approval of the Board's chair. Any unvested options granted prior to November 20, 2003 and held by a Participant who has ceased to be a Board member for any reason, or granted on or after November 20, 2003 and held by a Participant who has ceased to be a Board member for reasons other than death or retirement, shall cease vesting and shall be forfeited.

      9.    Term and Expiration of Options.

      Options granted under this Plan shall be evidenced by the Agreement and shall expire at and shall not be exercisable on or after the earliest of the following (a) - (e):


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            a. three (3) years from the date the Participant ceases to be a director of the Corporation, except as stated in paragraph (b) and (c) below;

            b. 180 days after the date of the Participant's death;

            c. immediately upon the Participant's removal from the Board of directors for cause as determined by the shareholders;

            d. upon the expiration date specified in the Participant's Agreement; or

            e. ten (10) years from the date of grant.

      10.   Exercise of Options.

            a. A Participant desiring to exercise options granted hereunder shall notify the Company or, if the Company requires, the brokerage firm designated by the Company to facilitate exercises and sales under the Plan, specifying the number of options to be exercised and, if required by the Company, representing in form satisfactory to the Company that the Shares are being purchased for investment and not with a view to resale or distribution. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company.

            b. Options may be exercised by payment to the Company of the aggregate exercise price. Payment of the exercise price shall be made in cash or in accordance with procedures for a "cashless exercise" as the same shall have been established from time to time by the Company and the brokerage firm designated by the Company to facilitate exercises and sales under this Plan. Payment in shares of the Company's common stock shall be deemed to be the equivalent of payment in cash at the fair market value of those shares (described in Section 7). No such payment in shares of the Company's common stock shall be allowed when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

      11.   Transferability of Options.

      The right of any Participant to exercise options granted under the Plan shall not be assignable or transferable by such Participant except (i) by will or the laws of descent and distribution, or (ii) by gift or, with the consent of the Corporation, for value to immediate family members of the Participant, partnerships of which the only partners are members of the Participant's immediate family and trusts established solely for the benefit of such family members; and solely as it pertains to effecting an exercise of options transferred in accordance with this Section 11, the term Participant shall include a permitted transferee.

      12.   No Rights as Shareholder Until Exercise.


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      Neither the recipient of an option under the Plan nor such Participant's successors in interest shall have rights as a shareholder of the Corporation with respect to any Shares subject to options granted to such person until such person becomes holder of record of such Shares.

      13.   Adjustments Upon Changes in Capitalization.

      In the event that the outstanding shares of the common stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or dividend payable in capital stock, appropriate adjustment shall be made in the number and kind of shares subject to and reserved for issuance under the Plan and as to which outstanding options shall be exercisable, to the end that the proportionate interest of Participants with respect to options theretofore granted shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options, but with a corresponding adjustment in the exercise price per share. The Board of directors may, in its discretion, adjust proportionally or change the number of options to be granted annually to each director pursuant to Section 5 hereof in connection with the occurrence of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or dividend payable in capital stock.

      14.   Restrictions on Issue of Shares.

      Anything in this Plan to the contrary notwithstanding, the Corporation may delay the issuance of Shares pursuant to the exercise of an option under the Plan and the delivery of such Shares until the following conditions shall be satisfied:

            a. the Shares with respect to which options have been exercised are at the times of the issue or transfer of such Shares effectively registered under applicable federal securities laws now in force or hereafter amended; or

            b. counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal securities laws now in force or hereafter amended.

It is intended that all exercises of options shall be effective. Accordingly, the Corporation shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Corporation shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issuance of Shares pursuant to an option granted under the Plan.


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      15.   Purchase for Investment.

      Unless the Shares to be issued upon exercise of options granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Corporation shall be under no obligation to issue or transfer any Shares covered by options unless the person or persons who exercise such options gives a written representation and undertaking to the Corporation, which is satisfactory in form and scope to counsel to the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he or she is acquiring the Shares issued or transferred to him or her for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if Shares are issued or transferred without such registration a legend to this effect may be placed upon the certificates representing the Shares.

      16.   Effective Date.

      The effective date (the "Effective Date") of this Amended and Restated 1989 Stock Option Plan for Non-Employee directors is November 20, 2003.

      17.   Expenses of the Plan.

      All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation and none of such expenses shall be charged to any Participant.

      18.   Termination and Amendment of Plan.

      Unless sooner terminated as herein provided, the Plan shall terminate ten years from the Effective Date. The Board may at any time terminate the Plan or make such modification or amendment hereof as it deems advisable; provided, however, that, except as provided in Section 13, the Board may not, without the approval of the shareholders of the Corporation, increase the maximum aggregate number of shares for which options may be granted under the Plan or the number of Shares granted to any Participant each year. Termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under options previously granted to him or her.


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